                                                                     EXHIBIT 4.1

RAJ VENTURES, INC.

A FLORIDA CORPORATION

100,000,000 SHARES COMMON STOCK, NO PAR VALUE

This certifies that _________________________________________________ is hereby issued ____________________________________________________ fully paid and non-assessable Shares of Common Stock of Raj Ventures, Inc., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, Raj Ventures, Inc. has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this ___ day of_______________________ 20____.

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President                                                                                                                            Secretary